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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            October 31, 2005

eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code        212-938-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 3, 2005, eSpeed, Inc. (the "Registrant") issued a press release announcing its preliminary operating statistics for the quarter ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K. The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

In the press release, the Registrant uses non-GAAP financial measures of revenues, income before income tax provision, net income and earnings per share to supplement its consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, and to better reflect its quarter-over-quarter and comparative second quarter operating performance. The Registrant also provides a computation of free cash flows. These non-GAAP financial measures do not replace the presentation of eSpeed's GAAP financial results but are provided to improve overall understanding of the Registrant's current financial performance and its prospects for the future. Specifically, the Registrant's Management believes that the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to its financial condition and results from operations. In addition, management uses these measures for reviewing the Registrant's financial results and evaluating its financial performance. The Registrant considers "non-GAAP net operating income" to be after tax income generated from the Registrant's continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events. The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

ITEM 3.01.    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The information required by this Item 3.01 is included under Item 5.02 below and incorporated by reference herein.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 31, 2005, William J. Moran, a Director of the Registrant, the Chairman of the Audit Committee and a member of the Compensation Committee, retired from the Board of Directors of the Registrant. His retirement is effective as of November 3, 2005.

The Registrant notified Nasdaq of Mr. Moran's retirement on November 3, 2005, and Nasdaq confirmed by letter to the Registrant dated November 3, 2005, that due to Mr. Moran's resignation, the Registrant no longer complies with Nasdaq's independent director requirement set forth in Nasdaq Rule 4350(c)(1). Nasdaq also confirmed in its letter to the Registrant the availability of a cure period until the earlier of the Registrant's next Annual Meeting of Stockholders or one year from the effective date of the resignation for the Registrant to regain compliance with this continued listing requirement. The Registrant intends to regain compliance with this continued listing requirement before the end of such cure period.

The Registrant remains in compliance with Nasdaq's Audit Committee and Compensation Committee requirements.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

99.1    eSpeed, Inc. press release dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.
Date: November 3, 2005	By: /s/ Howard W. Lutnick
Howard W. Lutnick Chairman and Chief Executive Officer